SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THESECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2012

CENTRAL VALLEY COMMUNITY BANCORP
(Exact Name of Registrant as Specified in Charter)

California	000-31977	77-0539125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7100 N. Financial Dr., Suite 101, Fresno, CA	93720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (559) 298-1775

(Former Name or Former Address, if Changed Since Last Report)  Not Applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

a.               On May 16, 2012 Central Valley Community Bancorp held its Annual Meeting of Shareholders.

b.              The final results of voting for each matter submitted to a vote of shareholders at the meeting were as follows:

·                  Elected Directors of the Company to serve until the 2013 Annual Meeting of Shareholders and until their successors are elected and qualified.

·                  In the election for directors, no candidates were nominated for election as a director other than the nominees of the Board of Directors whose names were set forth in the Company’s proxy statement dated April 13, 2012.  Set forth below is a tabulation of the votes cast in the election of Directors with respect to each nominee for office:

Director	Votes Cast for Election	Withheld	Broker Non-Votes
Sidney B. Cox	6,993,776	27,345	1,115,753
Daniel N. Cunningham	6,993,935	27,186	1,115,753
Edwin S. Darden, Jr.	6,930,699	90,422	1,115,753
Daniel J. Doyle	6,977,167	43,954	1,115,753
Steven D. McDonald	6,995,406	25,715	1,115,753
Louis McMurray	6,983,989	37,132	1,115,753
William S. Smittcamp	6,989,510	31,611	1,115,753
Joseph B. Weirick	6,994,325	26,796	1,115,753

·                  The ratification of the appointment of Crowe Horwath LLP for the 2012 fiscal year as the Company’s independent registered public accounting firm.  The appointment was ratified by the following votes:

For	Against	Abstain
8,089,116	22,353	25,405

·                  The adoption of a non-binding advisory resolution approving executive compensation.  The resolution was ratified by the following votes:

For	Against	Abstain	Broker Non-Votes
6,410,833	245,222	365,066	1,115,753

·                  The adoption of a non-binding advisory proposal regarding the frequency of shareholder votes on executive compensation.  The resolution was ratified by the following votes:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
1,002,601	4,714,541	1,228,732	75,247	1,115,753

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Valley Community Bancorp

Date: May 17, 2012	By:	/s/ Daniel J. Doyle
	Name:	Daniel J. Doyle
	Title:	President and Chief Executive Officer (principal executive officer)

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